EXHIBIT NO. 23.2



                                   Consent of

                    Independent Certified Public Accountants




THCG, Inc.
New York, New York

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 (Registration No. 333-44888) of our reports dated May 20, 1998 and January 26, 1999, appearing in the Current Report on Form 8-K/A of THCG, Inc. filed January 14, 2000 relating to the financial statements of Hambro America Securities, Inc., for the year ended March 31, 1998 and the nine months ended December 31, 1998, respectively, and of our report dated February 21, 2000 appearing in the Current Report on Form 8-K/A of THCG, Inc. filed March 13, 2000 relating the consolidated financial statements of Mercury Coast Inc. as of December 28, 1999 and for the period from March 11, 1999 (inception) to December 28, 1999, which reports are incorporated by reference in THCG, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


/s/ Cohen & Schaeffer, P.C.
---------------------------
Cohen & Schaeffer, P.C.



New York, New York
October 19, 2000